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                                                                  Exhibit 99.(i)

                  [Sutherland Asbill & Brennan LLP Letterhead]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


            We consent to the reference to our firm under the heading "Fund History and Additional Information -- Counsel" in the statement of additional information included in Post- Effective Amendment No. 5 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/ Stephen E. Roth
                                                 ----------------------------
                                                 Stephen E. Roth


Washington, D.C.
March 16, 1999